Bandwidth Announces First Quarter 2020 Financial Results
Total first quarter revenue of $68.5 million, up 29% year-over-year
CPaaS first quarter revenue of $59.1 million, up 31% year-over-year
Active CPaaS customers of 1,808, up 34% year-over-year
First quarter dollar-based net retention rate of 126%
Raleigh, NC - April 30, 2020 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the first quarter ended March 31, 2020.
“At Bandwidth we are incredibly humbled to support the world’s rapid response to COVID-19. Our mission is to develop and deliver the power to communicate, and now more than ever, we are meeting the most critical communication needs of healthcare systems, governments, businesses, teachers and students. Our teams have worked around the clock to expand our owned-and-operated network and platform to meet unprecedented and essential demand for our services,” stated David Morken, chief executive officer of Bandwidth. “We successfully met surging demand caused by work-from-home mandates during this crisis. A huge thank you to our teams who sacrificially delivered best-in-class service to our enterprise customers, including many responsible for providing critical care during this season.”

First Quarter 2020 Financial Highlights
•Revenue: Total revenue for the first quarter of 2020 was $68.5 million, up 29% compared to $53.3 million in the first quarter of 2019. Within total revenue, CPaaS revenue was $59.1 million, up 31% compared to $45.0 million for the first quarter of 2019. Other revenue contributed the remaining $9.4 million for the first quarter of 2020. Other revenue was $8.3 million in the same period last year.
•Gross Profit: Gross profit for the first quarter of 2020 was $32.2 million, compared to $24.6 million for the first quarter of 2019. Gross margin for the first quarter of 2020 was 47%, compared to 46% for the first quarter of 2019. Non-GAAP gross profit for the first quarter of 2020 was $34.7 million, compared to $25.9 million for the first quarter of 2019. Non-GAAP gross margin was 51% for the first quarter of 2020, compared to 49% for the first quarter of 2019.
•Adjusted EBITDA: Adjusted EBITDA was $3.1 million for the first quarter of 2020, compared to $(1.7) million for the first quarter of 2019.
•Net Income (Loss): Net loss for the first quarter of 2020 was $(1.1) million, or $(0.04) per share, based on 23.6 million weighted average shares outstanding. During the first quarter of 2019, net income was $2.0 million, or $0.09 per share, based on 22.0 million weighted average diluted shares outstanding.
•Non-GAAP Net (Loss) Income: Non-GAAP net income for the first quarter of 2020 was $1.1 million, or $0.04 per share, based on 24.5 million weighted average diluted shares outstanding. This compares to a Non-GAAP net loss of $(2.5) million, or $(0.12) per share, based on 20.5 million weighted average shares outstanding for the first quarter of 2019.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
First Quarter 2020 Key Metrics
•The number of active CPaaS customers was 1,808 as of March 31, 2020, an increase of 34% from 1,351 as of March 31, 2019.
•The dollar-based net retention rate was 126% during the first quarter of 2020, compared to 111% during the first quarter of 2019.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
As of April 30, 2020, Bandwidth is providing guidance for its second quarter and full year 2020 as follows:
•Second Quarter 2020 Guidance: CPaaS revenue is expected to be in the range of $61.5 million to $62.0 million. Total revenue is expected to be in the range of $70.2 million to $70.7 million. Non-GAAP earnings per share is expected to be in the range of a loss of ($0.01) to earnings of $0.01 per share, using 23.8 million weighted average shares outstanding or 24.6 million weighted average diluted shares outstanding, respectively.
•Full Year 2020 Guidance: CPaaS revenue is expected to be in the range of $246.8 million to $248.3 million. Total revenue is expected to be in the range of $281.6 million to $283.1 million. Non-GAAP earnings per share is expected to be in the range of a loss of ($0.03) to earnings of $0.03 per share, using 23.8 million weighted average shares outstanding or 24.7 million weighted average diluted shares outstanding, respectively.
Bandwidth has not reconciled its second quarter and full-year guidance related to non-GAAP net earnings or loss to GAAP net earnings or loss and non-GAAP earnings or loss per share to GAAP earnings or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the first quarter ended March 31, 2020. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through May 7, 2020, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13701765.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, Cisco, Zoom and RingCentral use Bandwidth’s APIs to easily embed voice, messaging and 911 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network - one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the second quarter 2020 and full-year 2020, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after December 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net (loss) income as net income (loss) adjusted for certain items affecting period to period comparability. Non-GAAP net (loss) income excludes stock-based compensation, amortization of acquired intangible assets related to the Dash acquisition, amortization of debt discount and issuance costs for convertible debt, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax (benefit) provision resulting from excess tax benefits associated with the exercise of stock options and vested restricted stock, and benefit resulting from the release of the valuation allowance on our deferred tax assets (“DTA”).
We define adjusted EBITDA as net income (loss) adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax provision (benefit), interest income (expense), net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in investments of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2019	2020
Revenue	$53,321	$68,518
Cost of revenue	28,766	36,359
Gross profit	24,555	32,159
Operating expenses:
Research and development	7,717	9,530
Sales and marketing	8,349	9,417
General and administrative	14,333	16,096
Total operating expenses	30,399	35,043

Operating loss	(5,844)	(2,884)
Other income (expense), net	201	(906)
Loss before taxes	(5,643)	(3,790)
Income tax benefit	7,635	2,732
Net income (loss)	$1,992	$(1,058)

Earnings per share:
Net income (loss) per share:
Basic	$0.10	$(0.04)
Diluted	$0.09	$(0.04)

Weighted average number of common shares outstanding:
Basic	20,498,104	23,563,569
Diluted	21,975,944	23,563,569

The Company recognized total stock-based compensation expense as follows:

	Three months ended March 31,
	2019	2020
Cost of revenue	$56	$175
Research and development	372	453
Sales and marketing	320	395
General and administrative	928	1,476
Total	$1,676	$2,499

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of March 31,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$184,414	$491,982
Restricted cash	590	25,878
Accounts receivable, net of allowance for doubtful accounts	30,187	37,072
Prepaid expenses and other current assets	9,260	10,149
Deferred costs	2,498	1,792
Total current assets	226,949	566,873
Property and equipment, net	41,654	43,905
Operating right-of-use asset	21,031	19,873
Intangible assets, net	6,569	6,439
Deferred costs, non-current	1,952	3,054
Other long-term assets	1,533	1,626
Goodwill	6,867	6,867
Deferred tax asset	34,861	16,639
Total assets	$341,416	$665,276
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,190	$5,325
Accrued expenses and other current liabilities	27,328	23,781
Current portion of deferred revenue	5,177	5,046
Advanced billings	4,167	4,851
Operating lease liability, current	4,876	4,973
Total current liabilities	45,738	43,976
Operating lease liability, net of current portion	19,868	18,486
Deferred revenue, net of current portion	5,720	6,272
Convertible senior notes	—	268,383
Total liabilities	71,326	337,117
Stockholders’ equity:
Class A and Class B common stock	24	23
Additional paid-in capital	275,553	334,777
Accumulated deficit	(5,528)	(6,586)
Accumulated other comprehensive income (loss)	41	(55)
Total stockholders’ equity	270,090	328,159
Total liabilities and stockholders’ equity	$341,416	$665,276

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2019	2020
Cash flows from operating activities
Net income (loss)	$1,992	$(1,058)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	2,209	3,298
Right-of-use asset amortization	919	1,158
Accretion of bond discount	(119)	—
Amortization of debt discount and issuance costs	122	1,753
Stock-based compensation	1,676	2,499
Deferred taxes	(7,664)	(2,337)
Loss on disposal of property and equipment	296	233
Changes in operating assets and liabilities:
Accounts receivable	(3,889)	(6,899)
Prepaid expenses and other assets	(1,552)	(991)
Deferred costs	604	(396)
Accounts payable	(435)	304
Accrued expenses and other liabilities	(1,729)	(4,991)
Deferred revenue and advanced billings	(527)	1,105
Operating right-of-use liability	(938)	(1,285)
Net cash used in operating activities	(9,035)	(7,607)
Cash flows from investing activities
Purchase of property and equipment	(1,239)	(3,638)
Capitalized software development costs	(595)	(790)
Purchase of marketable securities	(50,990)	—
Proceeds from sales and maturities of marketable securities	9,000	—
Net cash used in investing activities	(43,824)	(4,428)
Cash flows from financing activities
Proceeds from the follow-on public offering, net of underwriting discounts	147,391	—
Payment of costs related to the follow-on public offering	(159)	—
Proceeds from issuance of convertible senior notes	—	400,000
Payment of debt issuance costs	(125)	(11,048)
Purchase of capped call	—	(43,320)
Proceeds from exercises of stock options	3,935	244
Value of equity awards withheld for tax liabilities	(589)	(960)
Net cash provided by financing activities	150,453	344,916
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(25)
Net increase in cash, cash equivalents, and restricted cash	97,594	332,856
Cash, cash equivalents, and restricted cash, beginning of period	41,501	185,004
Cash, cash equivalents, and restricted cash, end of period	$139,095	$517,860

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended March 31,
	2019	2020
Consolidated Gross Profit	$24,555	$32,159
Depreciation	1,293	2,334
Stock-based compensation	56	175
Non-GAAP Gross Profit	$25,904	$34,668
Non-GAAP Gross Margin %	49%	51%
By Segment
CPaaS

	Three months ended March 31,
	2019	2020
CPaaS Gross Profit	$19,713	$27,229
Depreciation	1,293	2,334
Stock-based compensation	56	175
Non-GAAP CPaaS Gross Profit	$21,062	$29,738
Non-GAAP CPaaS Gross Margin %	47%	50%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three months ended March 31,
	2019	2020
Net income (loss)	$1,992	$(1,058)
Income tax benefit (1)	(7,635)	(2,732)
Interest (income) expense, net	(201)	859
Depreciation	2,079	3,168
Amortization	130	130
Stock-based compensation	1,676	2,499
Loss on disposal of property and equipment	296	233
Adjusted EBITDA	$(1,663)	$3,099
________________________
(1) Includes excess tax benefits associated with the exercise of stock options and vesting of restricted stock units of $6,022 and $1,292 for the three months ended March 31, 2019 and 2020, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net (Loss) Income

	Three months ended March 31,
	2019	2020
Net income (loss)	$1,992	$(1,058)
Stock-based compensation	1,676	2,499
Amortization related to acquisitions	130	130
Amortization of debt discount and issuance costs for convertible debt	—	1,735
Loss on disposal of property and equipment	296	233
Estimated tax effects of adjustments	(539)	(1,160)
Income tax benefit of equity compensation	(6,022)	(1,292)
Non-GAAP net (loss) income	$(2,467)	$1,087

Non-GAAP net (loss) income per Non-GAAP share
Basic	$(0.12)	$0.05
Diluted	$(0.12)	$0.04

Non-GAAP weighted average number of shares outstanding
Non-GAAP basic shares	20,498,104	23,563,569
Non-GAAP diluted shares	20,498,104	24,520,208

Free Cash Flow

	Three months ended March 31,
	2019	2020
Net cash used in operating activities	$(9,035)	$(7,607)
Net cash used in investing in capital assets (1)	(1,834)	(4,428)
Free cash flow	$(10,869)	$(12,035)
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contacts
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com

Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com